As of June 30, 2008, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity
MIDLAND NATIONAL LIFE INSURANCE CO.
PROFUND VP ULTRASHORT NASDAQ-100     		93.08%

ING USA ANNUITY AND LIFE ASSURANCE CO.
PROFUND VP EUROPE 30		                26.29%

WESTERN RESERVE LIFE ASSURANCE CO.
PROFUND VP MID-CAP	                	28.59%

MIDLAND NATIONAL LIFE INSURANCE CO.
PROFUND VP ULTRASHORT DOW 30                   	86.46%

WESTERN RESERVE LIFE ASSURANCE CO.
PROFUND VP INTERNATIONAL	                27.07%

MIDLAND NATIONAL LIFE INSURANCE CO.
PROFUND VP SHORT EMERGING MARKETS	        60.95%




As of June 30, 2008, the following persons or entities no longer own more than 25% of a funds voting security.

Person/Entity
PROFUND ADVISORS LLC
PROFUND VP ULTRASHORT NASDAQ-100                6.92%

PROFUND ADVISORS LLC
PROFUND VP MID-CAP                   	       13.60%

PROFUND ADVISORS LLC
PROFUND VP FALLING U.S. DOLLAR                  1.07%

PROFUND ADVISORS LLC
PROFUND VP ULTRASHORT DOW 30		       13.54%

PROFUND ADVISORS LLC
PROFUND VP INTERNATIONAL                        8.04%

WESTERN RESERVE LIFE SERIES ANNUITY ACCOUNT
PROFUND VP INTERNATIONAL                       18.97%

WESTERN RESERVE LIFE ASSURANCE CO.
PROFUND VP INTERNATIONAL                        5.49%

MIDLAND NATIONAL LIFE INSURANCE CO.
PROFUND VP EMERGING MARKETS		        0.00%

WESTERN RESERVE LIFE ASSURANCE CO.
PROFUND VP EMERGING MARKETS                    17.45%

PROFUND ADVISORS LLC
PROFUND VP SHORT EMERGING MARKETS               8.14%

AMERITAS LIFE INSURANCE CORP.
PROFUND VP DOW 30		               13.23%